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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-16633) pertaining to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan of our report dated January 24, 1997, with respect to the financial statements and schedule of Gargoyles, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP
Seattle, Washington
March 21, 1997